PRELIMINARY PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS MAY 17, 2013 CONFIDENTIAL Project Cougar DRAFT Exhibit (c)(4)

CONFIDENTIAL PROJECT COUGAR
Disclaimer
The information herein has been prepared by Lazard based upon information supplied by Cougar (the “Company”)
or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the
Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.
These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure.
Lazard is acting as financial advisor to the Special Committee of Cougar’s Board of Directors, and will not be responsible for, and will not provide, any tax, accounting, actuarial, legal or other specialist advice.

Table of Contents CONFIDENTIAL I PROCESS UPDATE 1 II UPDATED PRELIMINARY VALUATION ANALYSIS 9 APPENDIX 21 PROJECT COUGAR

I Process Update CONFIDENTIAL

Update on Recent Events
On May 9, 2013, Cougar announced the Pertzye transaction, which was viewed positively
No change to terms from those in our preliminary financial analysis (NPV of ~$1.60 per share)
We have moved the Pertzye cash flows into our preliminary “base case” financial analysis, but should discuss how, if at all, that changes our negotiating posture
At the direction of the Special Committee, Lazard held a call on May 12 with management to review and pressure-test the changes in assumptions underlying the F-1 received on May 9 (the “May 9
F-1”)
Management attributed the 1Q miss to “timing of orders” and “shipping that fell into April”
However, April results were also below the prior F-1 (the “April 2 F-1”) (actual revenues of $12.5mm vs.
budget of $12.8mm), and management did not provide any underlying demand data to help us understand the miss
Management reiterated that they expect to make up the difference in 2Q-4Q13, and expect full-year 2013 results to be in-line with the April 2 F-1
Management stated that Cougar’s long-term business prospects were unchanged, and that there were no changes to the financial model beyond the Zyflo price increase and assumed Curosurf market stability
In fact, the May 9 F-1 showed projected SG&A expense that was lower than the prior F-1 by approximately $2.1, $2.0, $1.9, $1.6, $1.5, $1.3, $0.9 and $0.5mm in 2015-2022, respectively
When we asked management about this decrease, they replied that it did not reflect their expectations for the business, that the projections had been compiled quickly and review had not focused on the 2015-2022 period, that only the projections for 2013-2014 had been provided to Cheetah, and that we should disregard the 2015-2022 expense projections included in the revised F-1
Management made similar comments to Mike Enright

PROJECT COUGAR I     PROCESS UPDATE

Update on Recent Events (cont’d)
Used the 2013 and 2014 P&Ls (revenue, gross profit, and operating expenses) from the May 9 F-1
Used the 2015-2022 revenue, gross profit, and working capital schedules from the May 9 F-1
Retained the 2015-2022 operating expenses from the April 2 F-1
On May 10, Mr. Di Francesco reiterated his displeasure that the Special Committee had not made a counterproposal
On May 13, Mr. Enright stated that the Special Committee was not going to amend its offer, and encouraged
Mr. Di Francesco to direct Jefferies to engage with Lazard to discuss differences in the two parties’ views on intrinsic value
On May 13, Mr. Di Francesco responded that he would ask Jefferies to contact Lazard to discuss next steps

PROJECT COUGAR I     PROCESS UPDATE
We have updated our preliminary valuation analysis based on the May 9 F-1 and management guidance regarding the projections.  The net result was a slight increase to our SOTP DCF range
Cheetah (Ugo di Francesco) and Michael Enright have corresponded via email and phone since the May 9 earnings release

Update on Recent Events (cont’d)
On May 14, Lazard and Jefferies held a call to discuss next steps
Jefferies had not yet received and reviewed the May 9 F-1, but Lazard advised them that any conceptual issues with the April 2 F-1 were likely to apply to the May 9 F-1 as well
The key areas of concern were:
Cougar-067 manufacturing capability and inventory to support the launch
Retavase manufacturing, launch timing and ramp (peak sales in 2018, two years post-launch)
Retaflo market opportunity and clinical program (Cheetah views Retaflo as a product at the “proof of concept” stage and would like more clarity on development path forward)
Bethkis projected revenue stability, in light of erosion that Cheetah is experiencing in Europe
Operating expenses, in particular, run-rate R&D (including post-market support expense) or business development costs, and how to think about an exit multiple or terminal value
Sources of increases in financial projections from prior budgets and financial models that have been provided to Cheetah in the past (though they did not elaborate on specific line items or time periods in which a budget was provided)
An assertion from Cheetah that management frequently misses its F-1 forecasts and / or budgets

PROJECT COUGAR I     PROCESS UPDATE
Jefferies relayed a number of “high level” issues that Cheetah had expressed with the April 2 F-1
Lazard and Jefferies agreed that it made sense to hold a conference call or in-person meeting to discuss high-level sources of disagreement or misalignment on financial modeling assumptions that could impact intrinsic value (which call was subsequently held on May 16)

Summary of May 16 Call with Cheetah
Cheetah’s goal is to reach a fair deal that provides appropriate value to the minority shareholders
The Cheetah family is growing tired and losing patience, and requested a revised proposal after taking into account the risks and information highlighted on the call
Cougar-067: Cheetah believes there is insufficient inventory today
The product has been in the pipeline since 2004, and has had no sales to date
There have been no scale-up batches performed, and there is no reliable commercial-scale manufacturing in place, so it is difficult for Cheetah to model a product launch in 2013

PROJECT COUGAR I     PROCESS UPDATE
Mr. Chiesi made the following comments regarding the process
Mr. Chiesi communicated the following specific thoughts around the products and financial model:
On May 16, the parties (Michael Enright, Giacomo Chiesi, Lazard and Jefferies) held a call to discuss variances between Cougar and Cheetah’s views on the financial model. Mr. Enright and Lazard were in “listen only” mode

Summary of May 16 Call with Cheetah (cont’d)
Retavase:
The projected launch was recently delayed to the end of 2015 / early 2016, while the prior assumption had been for 2013. Cheetah stated that the current timeline assumes “perfect execution with no particular delays”, and noted the following interim steps:
A new aseptic vial filling partner needs to be identified, validated and verified. Cheetah’s understanding is that Cougar is looking for another supplier (other than Hospira), so it would be helpful to understand who the other partner is and the state of discussion
Other initial steps (three batches need to be produced, based on those batches, Cougar must submit a response to the CRL) imply a 24-27 month process
Retavase has not been on the market for four years, and Cheetah believes that there has been know-how that has been lost in the four years and transition of ownership. This could affect Cougar’s ability to execute on the plan
Cheetah received a budget at the end of 2012 that implied four years to peak sales. The current budget calls for two years to peak sales, and Cheetah thinks this is aggressive, especially in a monopoly dominated by a company like Genentech, so Cheetah wants to understand the shortened time to peak

PROJECT COUGAR I     PROCESS UPDATE

Summary of May 16 Call with Cheetah (cont’d)
Retaflo: while Cheetah agreed that this could be an interesting product opportunity, they view this as a “pre-
proof of concept” or “pre-Phase II” candidate. Cheetah questioned whether Cougar has taken an appropriate probability adjustment, given that there is no efficacy data in catheter clearance
Needs to establish the formulation data, which requires finding a different concentration level
Assuming the formulation is worked out (noting that when Altaplase became Cathflo, it experienced many unforeseen delays), the clinical and regulatory path / FDA requirements are a bit enigmatic
Cheetah believes a 200 patient catheter study, plus safety and efficacy studies, are needed
Recall that Altaplase had to test 1,000 patients for safety
These assumptions imply a higher level of R&D spend than is in the budget
To summarize, Retaflo is an interesting product that requires more formulation, clinical and regulatory work, and is not appropriately discounted in the model
Giacomo believes that they can share their view on appropriate probabilities.  Lazard noted that they have taken the Special Committee through the various probability benchmarking sources
Zyflo:
Cheetah has seen batch-to-batch variability in the AG and inability to establish bioequivalence to the branded product, so Cheetah believes that Cheetah could not launch the AG in a timely manner (sic –
Lazard notes that Cougar would not need to demonstrate bioequivalence for the AG)
The model does not forecast a linear decline with generic competition – (e.g., 2015 and 2016 are almost the same in revenue)

PROJECT COUGAR I     PROCESS UPDATE

Summary of May 16 Call with Cheetah (cont’d)
Mr. Chiesi then transitioned the call to Jefferies to discuss further concerns
Cardene: Cheetah received a forecast in December, and the April F-1 implies an increase from that budget, and in light of the miss in 1Q, pricing pressure and generic competition, Cheetah / Jefferies don’t understand how the budget increase is justified
Bethkis: Cheetah has concerns with respect to competition, particularly around Tobi Podhaler (which was recently launched in Europe and is approved in the U.S.)
Bethkis is going to be third to market, and will require a greater amount of SG&A in order to penetrate the market and compete with Novartis. Cheetah agreed to provide the magnitude of the SG&A
Bethkis will have difficulty marketing because Bethkis is not portable like Tobi Podhaler is
Furthermore, there will be competition from Teva’s generic Tobi in the U.S.
Curosurf: in light of some repositioning of Curosurf salesforce, and increased competition from Surfaxin,
Cheetah believes that price increases will be difficult to justify and implement
R&D:  the forecast had an R&D budget in the last two years that “seems quite light”
Jefferies / Cheetah would anticipate a higher R&D budget, if only for maintenance / post-marketing support
Furthermore, if there is no R&D budget, it is difficult to give a good terminal multiple

PROJECT COUGAR I     PROCESS UPDATE

- In summary, Cheetah has been a shareholder for a long time, sees some challenges in terms of markets and timelines, believes that the forecast "implies flawless execution and frankly some luck" and that there is some risk in the F-1

LAZARD

Summary of May 16 Call with Cheetah (cont’d)

PROJECT COUGAR I     PROCESS UPDATE
Jefferies then highlighted Q1, stating it was a “pretty big miss on pretty much every line item”
This fact pattern calls into question the aggressive growth assumptions
Very interested to see how April and May are tracking, in terms of 2Q13 visibility
The last two quarters have been quite soft, and they are “wondering if people have their eye on the ball”
The Pertzye acquisition overshadowed weakness in the business, but Cheetah believes the market will come around to viewing the results as “weak”
Mr. Chiesi made some closing remarks:
They hope for a constructive discussion and to provide some help to the Special Committee as it evaluates all the facts and the risks that were outlined in the call
Jefferies believes that some of these follow-ups will be helpful
Jefferies wanted to highlight the slipping of some of the timelines
Based on all of these facts and risks, Cheetah believes that the offer as it stands now “provides good value” to the minority shareholders
Jefferies / Cheetah are planning to revert with probability adjustments and specific magnitudes of differences, and will do that as soon as possible

II Updated Preliminary Valuation Analysis CONFIDENTIAL

UNAFFECTED REVISED CURRENT
PRICE OFFER PRICE
(2/19/13) (5/2/13) (5/16/13)
Share Price $5.50 $8.25 $8.91
Premium to Unaffected 0.0% 50.0% 62.0%
Basic Shares Outstanding 26.8 26.8 26.8
Options / Warrants / RSUs 0.5 1.0 1.1
Convertible Debt 0.0 4.2 4.2
Fully Diluted Shares 27.3 32.0 32.1
EQUITY VALUE Fully-Diluted Equity Value $150 $264 $286
Cash & Equivalents $50 $50 $50
Term Loan A 60 60 60
Term Loan B 30 0 0
Net Debt (Cash) $40 $10 $10
Enterprise Value $190 $274 $296
EV / 2013 Net Revenue ($161mm) 1.2x 1.7x 1.8x
EV / 2014 Net Revenue ($159mm) 1.2x 1.7x 1.9x
EV / 2013 EBITDA ($48mm) 4.0x 5.8x 6.2x
EV / 2014 EBITDA ($41mm) 4.6x 6.6x 7.2x
PRICE
PERFORMANCE
SHARE COUNT
(TREASURY
METHOD)
PROJECTED
NET DEBT
(CASH)
6/30/13
ENTERPRISE
VALUE
Overview of Cheetah Offer
($ in millions, except per share amounts)

Source: Company filings, FactSet and Cougar management projections
Note: EBITDA adjusted for non-recurring items
Debt and cash based on projected 6/30/13 balance.  Projected cash shown after $10mm Pertzye upfront payment
II     UPDATED PRELIMINARY VALUATION ANALYSIS PROJECT COUGAR
Revised offer is
~7% below the
current share price
of $8.91 per share
Of Cougar’s fully-
diluted equity
value, ~12.1mm
fully-diluted
shares are held
by minority
shareholders
Projections
adjusted for May
9 F-1 and include
Pertzye
Updated net debt
after payment of
$10mm Pertzye
upfront

$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
1,400
1,200
1,000
800
600
400
200
0
Cheetah Revised Offer
(5/2/13):
$8.25
Current:
$8.91
Unaffected:
$5.50
A
B
C
D
E
F
G
H
I
May-09
Nov-09
May-10
Nov-10
May-11
Nov-11
May-12
Nov-12
May-13

A	
B	
C	
D	
E	
F	
G	
H	
I	

LAZARD

Cougar Historical Trading Performance
($ per share, volume in 000s)

II     UPDATED PRELIMINARY VALUATION ANALYSIS
Source:
FactSet
July 30, 2009 Closed acquisition of U.S Curosurf rights from Cheetah
June 22, 2011 Provided strategic update; business to be focused on respiratory and related markets, particularly the hospital market
Jan. 4, 2012 Announced acquisition of Cardiokine (lead product, lixivaptan, for the treatment of hyponatremia); acquisition was effective December 2011
Mar. 7, 2012 Divested anti-infective assets (Factive and Spectracef) to Merus Labs and Vansen Pharma
May 14, 2012 Acquired EKR Therapeutics, expanding presence in the hospital market through the addition of Cardene I.V. and Retavase
Sept. 13, 2012 Negative FDA panel vote on lixivaptan
Nov. 8, 2012 Acquired U.S. rights to Bethkis from Cheetah
Feb. 20, 2013 Announced receipt of Cheetah proposal
May 9, 2013 Announced 1Q13 financial results – above Ladenburg estimates but below F-1, and announced Pertzye transaction
PROJECT COUGAR

SHAREHOLDER
CURRENT
VALUE
CURRENT
POSITION
% OWNERSHIP
ESTIMATED
COST BASIS
(a)
DATE POS.
INITIATED
(b)
in 1Q13
Cheetah $139,776 15,688 59%
Cougar CEO 14,365 1,612 6%
Other Insiders 5,856 657 2%
BlackRock Fund Advisors $7,327 822 $6.64 2Q09 317
Stonepine Capital Management 6,237 700 5.94 1Q13 ?
Loeb Capital Management LLC 4,288 481 6.27 1Q13 481
Healthcare Value Capital LLC 2,458 276 5.13 3Q12 7
Renaissance Technologies LLC 2,306 259 5.81 1Q09 10
The Vanguard Group, Inc. 1,499 168 5.93 4Q04 31
SSgA Funds Management, Inc. 1,121 126 7.48 2Q09 (3)
Kennedy Capital Management, Inc. 911 102 6.27 1Q13 102
Northern Trust Investments, Inc. 902 101 7.07 2Q09 (1)
TFS Capital LLC 870 98 6.48 3Q12 (29)
Morgan Stanley & Co. LLC 788 88 6.08 2Q12 37
PanAgora Asset Management, Inc. 695 78 6.31 4Q10 28
TIAA-CREF Asset Management LLC 642 72 7.94 4Q04 0
Menta Capital LLC 603 68 5.74 3Q12 17
Tekla Capital Management LLC 589 66 6.78 2Q05 0
GSA Capital Partners LLP 501 56 6.20 3Q11 (75)
Geode Capital Management LLC 351 39 7.20 3Q09 1
Dimensional Fund Advisors, Inc. 324 36 5.27 2Q05 0
JPMorgan Investment Management, Inc. 322 36 5.74 2Q12 11
Susquehanna Financial Group LLLP 319 36 6.44 3Q12 6
Top 20 Institutional Shareholders $33,056 3,710 14% $6.25
Implied Retail $42,410 4,760 18%
Total Shares $235,463 26,427 100%
3.1%
2.6%
1.8%
1.0%
1.0%
0.6%
0.5%
0.4%
0.4%
0.4%
0.3%
0.3%
0.3%
0.3%
0.3%
0.2%
0.1%
0.1%
0.1%
0.1%
6%
8%
9%
10%
10%
11%
11%
11%
12%
12%
12%
13%
13%
13%
13%
14%
14%
14%
14%

Shareholder Analysis
($ and volume in 000s, except per share amounts)
Disclosed
700,000 share
position in Feb
25 letter
PROJECT COUGAR
Increased
position by
~300,000
shares in 1Q13
II     UPDATED PRELIMINARY VALUATION ANALYSIS
Arbitrage fund;
established
position in 1Q13
Source:      FactSet, NASDAQ
(a)
       Directional analysis based on change in quarterly holdings and quarterly VWAPs; Stonepine Capital Management estimated cost basis assumes
       VWAP period of Jan. 1, 2013 to Feb. 25, 2013  (date of letter to Cougar)
(b)
       Date of initiation of most recent position (defined as the first quarter after the last quarter in which the fund reported holding zero shares)

Launch Peak Net 2022 Net Gross Margin / Operating Expenses Cumulative Terminal Value
Patent Year Revenue (Year) Revenue POS Period GM A&P S&M
(a)
G&A R&D
(b)
Growth Year
2013 85% $2.5 $8.9 $0.6
'13-'22 Avg 80% 2.7 8.5 0.5
2013 38% 0.9 3.6 0.6
'13-'22 Avg 48% 0.6 2.3 0.7
2013 84% 0.3 7.4 1.1
'13-'22 Avg 85% 0.0 0.7 0.3
2013 87% 0.0 0.0 0.0
'13-'22 Avg 85% 0.0 0.0 0.0
2013 60% 2.0 1.4 0.9
'13-'22 Avg 63% 0.9 1.0 0.7
2013 26% 0.0 0.3 0.4
'13-'22 Avg 26% 0.0 0.5 0.3
2013 - 0.0 0.0 0.7
'13-'22 Avg 77% 2.0 0.8 0.5
2013 - 0.0 0.0 0.0
'13-'22 Avg 80% 0.8 2.9 0.1
2013 - 0.0 8.2 17.9
'13-'22 Avg - 0.0 12.4 24.6
Zyflo
(AG)
Corporate
Expenses
Retaflo
Retavase
Cougar-067
Bethkis
$51.9
47.4 2009 Expired
Sept
2013
56.5
Zyflo
(Brand)
Curosurf
Cardene
Dec
2027
2008
(RTU)
2005
(2013) $40.3 100%
100% 47.4 (2022)
(2013) 3.5 100%
15.1 (2014)
(2015) 22.6
11.1 (2015)
15.3 2013
Generic
Sept
2022
2013 22.6
20.8 2013
Generic
-
TBD
- - - -
74.4 2017 74.4 (2022)
31.1
Mar
2015
2015 31.1 (2022)
2022 (10%) 0.0
100%
100%
100% 0.0 0% 2022
0.6
1.1
$0.0 (10%) 2029
0.0 (10%) 2024
2022
-
90%
70%
2024 (10%)
(10%) 2022
0% 2022
(10%)
(10%) 2022 8.5
15.1
6.5
Key Product-Level Assumptions
($ in millions)
II     UPDATED PRELIMINARY VALUATION ANALYSIS

PROJECT COUGAR
Source: Cougar management projections and Lazard estimates
(a)
S&M expense includes allocations based on salesforce prioritization
(b)
Corporate R&D expense excluded from sum-of-the-parts DCF analysis
Areas
highlighted
by Jefferies
Key
changes in
May 9 F-1
We have updated our preliminary financial analysis based on the 2013 and 2014 projections for all line items in the May 9 F-1 , as well as revenue and gross profit for 2015-2022 based on the May 9 F-1.  Based on conversations with management, we have retained the operating expense assumptions from the April 2 F-1.  We have not changed assumptions for beyond 2022

Preliminary Probability-Adjusted Financial Forecast (Updated per May 9 F-1)

($ in millions)

1. Slow decline in Cardene; steady unit volumes and slow pricing decline
2. Curosurf growth continues, driven by price increases. May 9 F-1 assumes unit volumes are stable in perpetuity
3. Zyflo generic entry modeled in September 2013, with launch of AG upon generic launch. May 9 F-1 includes additional price increases
4. Bethkis launch in Q2 2013; peak net revenue of ~$23mm
5. Assumes Retavase launched in Q4 2015 and Retaflo launched in 2017
6. Pertzye included in the base case
7. Gross margin declines with Zyflo genericization and full year of Cougar-067
8. Leverages hospital salesforce to control SG&A
9. R&D expense primarily related to Retavase and Retaflo; R&D from other products excluded from SOTP DCF
10. EBITDA margin expands after initial loss due to Zyflo generic entry

LAZARD

PROJECT COUGAR

II     UPDATED PRELIMINARY VALUATION ANALYSIS
COMMENTS
2
1
3
4
5
6
7
8
9
10
Source: Cougar management projections and Lazard estimates
Retained
from
April 2 F-1
FY13 and 14 Updated
Based on May 9 F-1
All Years’
Revenue
and GP
Updated
Based on
May 9 F-1
Fiscal Year Ending December 31, '13E-'22E
2013E 2014E 2016E 2018E 2020E 2022E CAGR
Cardene $51.9 $50.9 $49.0 $46.1 $43.1 $40.3 (2.8%)
Curosurf 39.9 42.6 42.0 43.5 45.3 47.4 1.9%
Zyflo Branded 56.5 10.8 5.3 5.2 4.5 3.5 (26.6%)
Zyflo AG 4.8 20.1 20.4 10.9 11.0 11.1 9.7%
Bethkis 0.4 12.1 22.6 22.6 22.6 22.6 55.4%
Cougar-067 6.1 15.3 15.2 15.1 15.1 15.1 10.7%
Retavase (90%) 0.0 0.0 7.5 23.2 25.9 28.0 NM
Retaflo (70%) 0.0 0.0 0.0 13.5 47.3 52.1 NM
Pertzye 1.7 7.5 22.7 31.0 35.8 40.1 42.4%
Total Net Revenue $161.2 $159.4 $184.7 $211.1 $250.5 $260.3 5.5%
% Growth 13.2% (1.1%) 8.4% 10.2% 2.7% 1.6%
Gross Profit $114.5 $104.8 $122.5 $141.7 $171.4 $178.2 5.0%
% Margin 71.0% 65.7% 66.3% 67.1% 68.4% 68.5%
Selling, General and Administrative $61.1 $54.9 $59.8 $63.2 $64.6 $65.7 0.8%
Research and Development 6.5 9.1 1.4 1.1 1.4 1.4 (15.5%)
Amortization of Product Rights 17.4 18.0 19.5 20.3 21.8 21.8 2.6%
Change in Acq-Related Payments 3.5 3.7 2.4 0.6 0.0 0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1
Operating Income $23.0 $19.1 $39.3 $56.5 $83.6 $89.1 16.2%
% Margin 14.3% 12.0% 21.3% 26.8% 33.4% 34.2%
Depreciation $0.7 $0.5 $0.3 $0.3 $0.3 $0.3
Amortization 17.4 18.0 19.5 20.3 21.8 21.8
EBITDA $41.1 $37.6 $59.1 $77.1 $105.7 $111.3 11.7%
% Margin 25.5% 23.6% 32.0% 36.5% 42.2% 42.8%
Change in Acq-Related Payments $3.5 $3.7 $2.4 $0.6 $0.0 $0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1
Adjusted EBITDA $47.6 $41.4 $61.7 $77.7 $105.8 $111.4 9.9%
% Margin 29.5% 26.0% 33.4% 36.8% 42.2% 42.8%

1. **Assumes stable surfactant unit volumes in 2013 and 2014, per last six months of IMS data**
2. **Includes additional Zyflo price increase of 9%, expected to be taken in July 2013**
3. **Includes Pertzye**
4. **Gross profit impacted by:**
   - Cardene (recent renegotiation of Baxter supply contract for higher-than-expected pricing)
   - Cougar-067 (revised COGS assumptions)
   - Increased Curosurf and Zyflo projections
   - Inclusion of Pertzye
5. **Operating expense projections generally unchanged in 2013 and 2014 periods**
6. **Operating expense projections from 2015-2022 retained from April 2 F-1**

LAZARD

All Years’
Revenue
and GP
Updated
Based on
May 9 F-1
Retained from
April 2 F-1
PROJECT COUGAR II     UPDATED PRELIMINARY VALUATION ANALYSIS
Preliminary Probability-Adjusted Financial Forecast (Variance Analysis)
($ in millions)
COMMENTS
1 1
2
3
5
6
FY13 and 14 Updated
Based on May 9 F-1
4
Fiscal Year Ending December 31, '13E-'22E
2013E 2014E 2016E 2018E 2020E 2022E CAGR
Cardene ($1.0) - - - - - 0.2%
Curosurf 0.1 3.6 0.2 0.0 0.0 0.0 (0.0%)
Zyflo Branded 0.6 0.9 0.4 0.4 0.4 0.3 0.6%
Zyflo AG 0.4 1.7 1.7 0.9 0.9 0.9 (0.0%)
Bethkis - - - - - - -
Cougar-067 - - - - - - -
Retavase (90%) - - - - - - NM
Retaflo (70%) - - - - - - NM
Pertzye (0.1) (0.0) (0.0) (0.0) (0.0) (0.0) 0.8%
Total Net Revenue $0.1 $6.1 $2.3 $1.3 $1.3 $1.2 0.0%
% Growth 0.0% 3.8% (0.2%) (0.3%) (0.0%) (0.0%)
Gross Profit ($0.7) $3.6 $1.7 $0.9 $0.7 $0.4 0.1%
% Margin (0.5%) (0.2%) 0.1% (0.0%) (0.1%) (0.2%)
Selling, General and Administrative $0.1 ($1.5) - - - - (0.0%)
Research and Development 0.0 - - - - - (0.0%)
Amortization of Product Rights - - - - - - -
Change in Acq-Related Payments (0.6) - - - - -
Transaction-Related Expenses 0.1 (0.0) - - - -
Operating Income ($0.3) $5.1 $1.7 $0.9 $0.7 $0.4 0.2%
% Margin (0.2%) 2.9% 0.7% 0.2% 0.1% 0.0%
Depreciation ($0.0) $0.0 - - - -
Amortization - - - - - -
EBITDA ($0.3) $5.1 $1.7 $0.9 $0.7 $0.4 0.1%
% Margin (0.2%) 2.4% 0.5% 0.2% 0.1% (0.0%)
Change in Acq-Related Payments ($0.6) - - - - -
Transaction-Related Expenses 0.1 (0.0) - - - -
Adjusted EBITDA ($0.8) $5.1 $1.7 $0.9 $0.7 $0.4 0.3%
% Margin (0.5%) 2.3% 0.5% 0.2% 0.1% (0.0%)
Source: Cougar management projections and Lazard estimates

The table below presents variances between the April 2 F-1 on which the most recent preliminary valuation analysis was based and the updated preliminary financial projections based on the May 9 F-1 (full P&Ls for
2013 and 2014, and 2015-2022 revenue and gross profit)

$9.15
$13.90
$8.50
$13.80
$11.55
$14.55
$10.50
$14.20
$6.65
$14.95
$5.35
$13.25
$8.50
$18.45
$5.85
$12.20
2013 Figures
2014 Figures
$0.00
$5.00
$10.00
$15.00
$20.00
$25.00

METHOD EQUITY VALUE PER SHARE COMMENTS
Sum-of-the-Parts DCF
Analysis
Going Concern DCF
Analysis
Precedent
Transactions
Analysis
EV / Net
Revenue
EV /
EBITDA
Comparable
Companies
Analysis
EV / Net
Revenue
EV /
EBITDA
Preliminary Valuation Overview
($ per share)
PROJECT COUGAR

II     UPDATED PRELIMINARY VALUATION ANALYSIS
Note: Per share value rounded to the nearest $0.05
Revised Offer: $8.25 Updated based on May 9 F-1 Current Price: $8.91
10-12% WACC and terminal growth
sensitized ± 5%; base assumes terminal
growth of (10%) and 0% for branded and
generic products, respectively
Terminal year of 2022 (9.5 year forecast period)
Values the Company as a going concern;
assumes 15% of net revenue dedicated to
R&D / BD
10-12% WACC; terminal growth rates of 1.5-3.5%
2.6-3.2x pro forma LTM net revenue
(low to high)
9.0-12.1x pro forma LTM EBITDA (low to high)
1.4-3.1x 2013 net revenue (low to mean)
1.2-2.8x 2014 net revenue (low to mean)
6.1-12.9x 2013 EBITDA (low to mean)
4.9-9.8x 2014 EBITDA (low to mean)
Updated based on May 9 F-1 (2013 and 2014
Projections, and 2015-2022 Revenue & Gross Profit)
Updated based
on 1Q2013
results

PROJECT COUGAR

Updated Illustrative DCF Sensitivity Analysis
($ per share)
II     UPDATED PRELIMINARY VALUATION ANALYSIS
$9.85
$9.15
$8.40
$7.70
$6.80
$9.10
$14.90
$13.90
$12.70
$11.85
$10.25
$13.70
$6.00 $9.00 $12.00 $15.00
FACTOR SUM-OF-THE-PARTS DCF RANGE COMMENTS
5% REVENUE
UPSIDE
CURRENT
BASE CASE
5% REVENUE
DOWNSIDE
10% REVENUE
DOWNSIDE
15% REVENUE
DOWNSIDE
MEMO: PRIOR BASE
CASE
Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
Current Price: $8.91
Revised Offer: $8.25

Assumes unit volumes 5% above revised projections
Based on revised financial projections on page 12
10-12% WACC and terminal growth sensitized ± 5%
Base case assumes terminal growth of (10%)
and 0% for branded and generic products, respectively
Assumes unit volumes 5% below revised projections
Assumes unit volumes 10% below revised projections
Assumes unit volumes 15% below revised projections
Based on April 2 F-1
The chart below presents the implied sum of the parts DCF range under a number of revenue scenarios, holding gross margin constant (i.e., the sensitivity is on unit volumes), and holding operating expenses constant (i.e., assuming opex is not adjusted based on sales)

Risk Adj. NPV $105 $103 $39 $57 $32 $20 $62 ($128) $4 ($10) $284 $10 $52 $346
% Total Value 30% 30% 11% 16% 9% 6% 18% (37%) 1% (3%) 82% 3% 15% 100%
Memo: Change in Per Share Values from May 10 Presentation
Difference ($0.10) $0.10 $0.05 $0.10 $0.00 $0.00 $0.10 $0.05 $0.00 ($0.05) $0.25 ($0.15) ($0.05) $0.05
$3.25
$3.20
$1.20
$1.75
$1.00
$0.60
$1.90
$(3.95)
$0.10
($0.30)
$8.75
$0.30
$1.60
$10.65
$0.00
$2.50
$5.00
$7.50
$10.00
$12.50
$15.00
Cardene Curosurf Zyflo
(Brand)
Zyflo
(AG)
Bethkis Retavase Pertzye G&A
Expense
NOLs Net
Cash
Subtotal Cougar
067
Retaflo Equity
Value
Updated Preliminary Sum-of-the-Parts DCF Analysis
($ in millions, except per share amounts)
PROJECT COUGAR

II     UPDATED PRELIMINARY VALUATION ANALYSIS
Cheetah Revised Offer
(5/2/13):
$8.25
Note: We have updated our preliminary financial analysis based on the 2013 and 2014 projections for all line items in the May 9 F-1, as well as revenue and gross profit for 2015-2022 based on the May 9 F-1. Based on conversations with management, we have retained the operating expense assumptions from the April 2 F-1
Current Price: $8.91
Note: Per share value rounded to the nearest $0.05
Note: Net cash based on projected 6/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)
and shown after $10mm Pertzye upfront payment

FACTOR SUM-OF-THE-PARTS DCF MIDPOINT ($10.65) COMMENTS
NET REVENUE
(PRICE / VOLUME
UPSIDE / DOWNSIDE)
Net revenue sensitized ± 5% in all years to reflect
potential risks and upsides, including:
Commercialization or competition risk (volumes)
Price increases
EBITDA
MARGIN
Adjusted EBITDA margin sensitized ± 5% in all years
Base case assumes expanding adj. EBITDA margins
30% in 2013
Declining to 26% in 2014 (Zyflo generics)
Growing thereafter, to 43% by 2022
DISCOUNT
RATE
Discount rate sensitized from 10-12%
Base case: 11% Cougar WACC
TERMINAL
GROWTH
Terminal growth sensitized ± 5% across all products
Base case assumes the following terminal declines:
10% for branded products, 0% for generic products
and 10% for corporate expenses
CUROSURF
CONTRACT
Sensitivity assumes contract termination in 2024
(earliest date Cheetah can opt out of agreement)
Base case assumes contract is mutually extended in
perpetuity (10% terminal decline in cash flows)
PERTZYE
After closing, Pertzye included in base case
Bar shows impact of excluding Pertzye base case (net
of $10mm upfront payment (i.e., assumes $0 Pertzye
NPV; for reference, $10mm upfront is ~$0.30/sh))
PROJECT COUGAR

Updated Illustrative DCF Sensitivity Analysis
($ per share)
The chart below presents potential sources of upside or downside based on the sum-of-the-parts DCF analysis
II     UPDATED PRELIMINARY VALUATION ANALYSIS
Source: Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
$9.05
$9.95
$9.90
$9.80
$9.20
$9.25
$12.40
$11.75
$12.10
$12.15
$8.00 $9.00 $10.00 $11.00 $12.00 $13.00

METHOD EQUITY VALUE PER SHARE COMMENTS
Leveraged Buyout
Analysis
Targets ~22.5-27.5% IRR
Assumes leverage at closing of 5.0x trough
EBITDA
Assumes 9x EBITDA exit multiple
Premiums Paid in
Prior Minority Buy-Ins
17-37% premium to unaffected share price
Premium based on 25
th
to 75
th
percentiles
52-Week Trading
Range
Preliminary Secondary Financial Analyses – “Items Below the Line”
($ per share)
PROJECT COUGAR

II     UPDATED PRELIMINARY VALUATION ANALYSIS
Note: Per share value rounded to the nearest $0.05
(a) Discount rate of 13% for price target represents Cougar’s cost of equity
Updated based on May 9 F-1 (2013 and 2014
Projections, and 2015-2022 Revenue & Gross Profit)
Revised Offer: $8.25
Ladenburg Thalmann
Price Target: $14.00
Price target
discounted one year at
13% (a) : $12.40
$4.75
$6.45
$9.50
$9.10
$7.55
$10.50
$0.00 $5.00 $10.00 $15.00
Current Price: $8.91
Premium to Unaffected Stock Price ($5.50) Low High
Sum-of-the-Parts DCF 66% 153%
Going Concern DCF 55% 151%
Precedent Transactions - EV / Net Revenue 110% 165%
Precedent Transactions - EV / EBITDA 91% 158%
Public Comparables - EV / Net Revenue (3%) 172%
Public Comparables - EV / EBITDA 6% 235%

Purchase Price per Share $5.50 $6.40 $6.70 $8.25 $9.00 $10.00 $11.00 $12.00
Premium to:
Unaffected Price ($5.50) 0% 16% 22% 50% 64% 82% 100% 118%
Low End of Original Range ($6.40) (14%) 0% 5% 29% 41% 56% 72% 88%
High End of Original Range ($6.70) (18%) (4%) 0% 23% 34% 49% 64% 79%
Revised Offer ($8.25) (33%) (22%) (19%) 0% 9% 21% 33% 45%
Fully-Diluted (TSM) Equity Value $150 $176 $184 $264 $289 $323 $356 $390
Plus: Term Loan A 60 60 60 60 60 60 60 60
Plus: Term Loan B 30 30 30 0 0 0 0 0
Less: Cash (50) (50) (50) (50) (50) (50) (50) (50)
Enterprise Value $190 $216 $224 $274 $299 $333 $366 $400
Implied Transaction Multiples
TEV / 2013E Net Revenue ($161) 1.2x 1.3x 1.4x 1.7x 1.9x 2.1x 2.3x 2.5x
TEV / 2014E Net Revenue ($159) 1.2x 1.4x 1.4x 1.7x 1.9x 2.1x 2.3x 2.5x
TEV / 2013E EBITDA ($48) 4.0x 4.5x 4.7x 5.8x 6.3x 7.0x 7.7x 8.4x
TEV / 2014E EBITDA ($41) 4.6x 5.2x 5.4x 6.6x 7.2x 8.0x 8.9x 9.7x
Memo:
Precedent
EV / Net Rev. EV / EBITDA
Comparable
EV / Net Rev. EV / EBITDA
Transactions
LTM Forward LTM Forward
Companies
2013 2014 2013 2014
High: 3.2x 3.2x 12.1x 10.1x High: 4.3x 3.6x 23.2x 14.0x
Mean: 3.0x 3.1x 10.6x 8.9x Mean: 3.1x 2.8x 12.9x 9.8x
Median: 3.1x 3.1x 10.9x 8.9x Median: 3.2x 2.8x 12.3x 10.7x
Low: 2.6x 3.0x 9.0x 7.6x Low: 1.4x 1.2x 6.1x 4.9x
Analysis at Various Purchase Prices
($ in millions, except per share amounts)
II     UPDATED PRELIMINARY VALUATION ANALYSIS

Original Offer Range
PROJECT COUGAR
Source:
Public filings, Cougar management projections
Note: Debt and cash based on projected 6/30/13 balance.  Projected cash shown after $10mm Pertzye upfront payment
Revised Offer

Appendix CONFIDENTIAL

Cougar 1Q13 Earnings
($ in millions)
On May 9, 2013, Cougar released its 1Q13 earnings
1Q13 earnings exceeded Ladenburg Thalmann estimates, but fell short of the 1Q13 projections in the April 2
F-1, which was provided to Jefferies and used in our preliminary valuation analysis, as summarized below

PROJECT COUGAR
1Q13 EARNINGS – COMPARISON VERSUS APRIL 2 F-1 AND LADENBURG ESTIMATES
APPENDIX
Reported Comparison vs. April 2 F-1 Memo: Comparison vs. Ladenburg
1Q13A F-1 1Q13E ($) (%) 1Q13E ($) (%)
Cardene IV $13.8 $14.8 ($1.0) (6.7%)
Curosurf 9.5 10.8 (1.2) (11.5%)
Zyflo 14.6 16.1 (1.5) (9.3%)
Other Products (0.0) (0.1) 0.1 -
Net Sales $38.0 $41.7 ($3.7) (8.8%) $35.4 $2.5 7.2%
Gross Profit $25.9 $29.3 ($3.5) (11.9%) $23.0 $2.8 12.2%
Gross Margin 68.1% 70.4% (2.3%) 65.0% 3.1%
Adjusted EBITDA $12.1 $14.9 ($2.8) (19.1%) $8.8 $3.3 38.1%
Adjusted EBITDA Margin 31.8% 35.9% (4.0%) 24.7% 7.1%
Cash Balance $63.4 $62.1 $1.3

2013E (Full Year) 2014E (Full Year)
Original F-1 Updated Change in F-1 Original F-1 Updated Change in F-1
(4/2/13) (5/9/13) $ % (4/2/13) (5/9/13) $ %
Bethkis $0.4 $0.4 $0.0 0.0% $12.1 $12.1 $0.0 0.0%
Cardene 52.9 51.9 (1.0) (1.9%) 50.9 50.9 0.0 0.0%
Cougar-067 6.1 6.1 0.0 0.0% 15.3 15.3 0.0 0.0%
Curosurf 39.8 39.9 0.1 0.1% 39.0 42.6 3.6 9.2%
Pertzye 1.8 1.7 (0.1) (5.0%) 7.5 7.5 (0.0) (0.3%)
Zyflo 60.3 61.3 1.0 1.7% 28.4 30.9 2.5 9.0%
Net Sales $161.2 $161.2 $0.1 0.0% $153.3 $159.4 $6.1 4.0%
Gross Profit $115.2 $114.5 ($0.7) (0.6%) $101.2 $104.8 $3.6 3.6%
% Margin 71.5% 71.0% (0.5%) 66.0% 65.7% (0.2%)
Adjusted EBITDA $48.5 $47.6 ($0.8) (1.7%) $36.2 $41.4 $5.1 14.2%
% Margin 30.1% 29.5% (0.5%) 23.6% 26.0% 2.3%
Update on Recent Events (cont’d)
($ in millions)
On May 9, Cougar sent Lazard (and Cheetah) the May 9 F-1, which reflects:
2013 figures consistent with the April 2 F-1, reflecting management’s belief that the 1Q13 revenue shortfall reflects “timing differences” that will be made up in 2Q, 3Q and 4Q
An increase of $6.1mm revenue and $5.1mm EBITDA in 2014, driven by:
An additional 9% Zyflo price increase, expected to be taken in July 2013
Curosurf: based on most recent six months’ IMS data, management believes that the market will be flat (as opposed to 8% and 4% declines in unit volumes over 2013 and 2014, respectively)
These changes to the two products’ revenue builds carried through to the 2015-2022 periods

PROJECT COUGAR
COMPARISON OF ORIGINAL AND REVISED F-1 FORECAST
APPENDIX

Other Key Assumptions

GENERIC
EROSION
Branded small molecules lose 75% of net revenue in 1
st
year of generic entry and an additional 15% in 2
nd
year
No biosimilars modeled during forecast period; competition modeled through negative terminal growth rate
CORPORATE
EXPENSE
Salesforce incentive compensation allocated to products based on quarterly bonus plans
Unallocable salesforce expense (e.g., base salaries, benefits, expenses) and G&A of $26mm in 2013 projected to grow at 3% annually
R&D expense related to pipeline products excluded from analysis (assumes pipeline has NPV of $0)
Working capital allocated to branded and generic products based on net revenue and COGS
TAXES
Assumes 38% corporate tax rate, including federal and state provisions
NOL carryforwards valued separately, subject to Section 382 limitations (~$0.9mm annual limitation)
Tax-deductible amortization of product rights allocated to specific products
Other timing differences between GAAP and tax books (e.g., stock-based compensation, differences in depreciation schedules) accounted for in corporate expense
TERMINAL
VALUE AND
WACC
Set terminal year of 2024 for Bethkis and 2029 for Cardene (second year post-generic entry)
Set terminal year of 2024 for Curosurf (end of agreement with Cheetah)
Set terminal year of 2022 for Zyflo, Zyflo AG, Retavase, Retaflo, Cougar-067 and Pertzye
Perpetuity growth rate based on product characteristics
(10%) – small molecule (post-genericization)
(10%) – biologic (post-forecast period)
0% – generic drug (post-forecast period)
WACC of 11%
PROJECT COUGAR
Source: Cougar management projections and Lazard estimates
APPENDIX

Note: Per share value rounded to the nearest $0.05
Note: Net cash based on projected 6/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share) and shown after
$10mm Pertzye upfront payment
Reference: Preliminary SOTP DCF Analysis (Based on April 2 F-1)
($ in millions, except per share amounts)
PROJECT COUGAR

Cheetah Original Offer
(2/18/13):
$6.40-$6.70
Note: per share calculation now based on
equity value including Pertzye. Additional
dilution related to this increase in price
reduces the equity value per share
assuming the same risk adjusted NPV
APPENDIX
Cheetah Revised Offer
(5/2/13):
$8.25
Current Price: $8.91
Risk Adj. NPV
$109 $101 $37 $53 $33 $20 $58 ($129) $4 ($9) $277 $15 $53 $344
% Total Value 32% 29% 11% 15% 9% 6% 17% (38%) 1% (3%) 80% 4% 15% 100%
$3.35
$3.10
$1.15
$1.65
$1.00
$0.60
$1.80
$(4.00)
$0.10
($0.25)
$8.50
$0.45
$1.65
$10.60
$0.00
$2.50
$5.00
$7.50
$10.00
$12.50
$15.00
Cardene Curosurf Zyflo
(Brand)
Zyflo
(AG)
Bethkis Retavase Pertzye G&A
Expense
NOLs Net
Cash
Subtotal Cougar
067
Retaflo Equity
Value

LAST TWELVE MONTHS PRIOR TO OFFER

Shares Traded (000s)
10,000
7,500
5,000
2,500
0
< $5.00
$5.01 - $5.50
$5.51 - $6.00
$6.01 - $6.50
$6.51 - $7.00
$7.01 - $7.50
> $7.50
Total Volume 19,356
% Total Shares 72%
% Float 231%
VWAP
Last 3 Months $5.28
Last 6 Months 5.54
Last 9 Months 6.01
Last 12 Months 5.99

	< $5.00	$5.01 - $5.50	$5.51 - $6.00	$6.01 - $6.50	$6.51 - $7.00	$7.01 - $7.50	> $7.50
% Traded	*14%*	*32%*	*6%*	*13%*	*20%*	*14%*	*2%*
% Cumulative	*14%*	*45%*	*52%*	*65%*	*85%*	*98%*	*100%*

TRADING SINCE DISCLOSURE OF CHEETAH OFFER (FEBRUARY 20, 2013 TO PRESENT)

Shares Traded (000s)
1,250
1,000
750
500
250
0
< $6.75
$6.76 - $7.00
$7.01 - $7.25
$7.26 - $7.50
$7.51 - $7.75
$7.76 - $8.00
> $8.00
Total Volume 4,279
% Total Shares 16%
% Float 48%
VWAP $7.66

	< $6.75	$6.76 - $7.00	$7.01 - $7.25	$7.26 - $7.50	$7.51 - $7.75	$7.76 - $8.00	> $8.00
% Traded	*25%*	*3%*	*16%*	*3%*	*3%*	*6%*	*44%*
% Cumulative	*25%*	*28%*	*44%*	*47%*	*50%*	*56%*	*100%*

LAZARD

APPENDIX PROJECT COUGAR
Cougar Volume at Various Prices
(Volume in 000s)

Source: FactSet
Note: Float excludes 15.7mm shares held by Cheetah and 2.3mm shares held by insiders
Approximately 2.3x Cougar’s public float traded in the year prior to the offer at a VWAP of $5.99.
Furthermore, approximately 16% of Cougar’s shares outstanding (representing 48% of the float) have traded since Cheetah’s letter was disclosed, at a VWAP of $7.66 per share

1Q13 Earnings Call – Investor Commentary Regarding the Offer

Investor commentary remained consistent from the last earnings call. Stonepine is focused on an opportunity to present their views to the Special Committee, and JALAA believes that a broad process will drive the highest price

LAZARD

Source:
Company earnings calls and press releases
COMMENTARY
PROJECT COUGAR APPENDIX
“I thought you guys had a fantastic quarter and give you guys all the kudos for it, especially when a lot of companies are having tough Q1s with overstocking in Q4 and things like that, you guys really came through, and impressed that you're earning that $1 a share run rate now on a non-GAAP basis….
I know you can't comment on the discussions going on, but do you think the special committee will ever reach out to major shareholders or shareholders in general just to hear their opinions as part of this process? It's been about two and a half month, as you know, we wrote a letter to the special committee and we still have heard nothing even if it's just to hear our opinions on things in more
detail.”
- Tim Lynch, Stonepine Capital Management, May 9, 2013
“Just a follow-up on the strategic process, is can you tell us, Craig, is this special committee and their advisors, are they looking at a broad strategic process or are they just looking at negotiations with
Cheetah?... So, there's not a mandate for this special committee to open up the strategic process beyond
Cheetah and let potentially all bidders in, as products and companies with approved products seem to be more in favor than ever. I would think there would be a lot of strategic interest beyond simply Cheetah's and we would hope that the special committee and their advisors would run a broad strategic process and allow all comers to bid on these assets, which I
- Jason Aryeh, JALAA Equities, May 9, 2013
would think would drive the highest price for shareholders.”

APPENDIX PROJECT COUGAR

Selected Public Companies Analysis
($ in millions, except per share amounts)
Source:
FactSet, Capital IQ, public filings, I/B/E/S consensus estimates
(a)
Market equity value based on the number of fully-diluted shares
(b)
Net revenue and EBITDA estimates represent consensus research estimates for calendar year
(c)
Shown as of May 9, one day prior to reports that Actavis is in talks to acquire Warner Chilcott
(d)
Pro forma for acquisition of EUSA and divestiture of women's health product portfolio
(e)
Pro forma for conversion of in-the-money convertible debt after effect of call spread / hedging transactions
(f)
Pro forma for acquisition of Actient
(g)
Pro forma for acquisitions of Cypress and Somaxon
MARKET DATA FINANCIAL METRICS VALUATION DATA (b)
% of 2012-2015 2012A R&D Enterprise Value as a Multiple of:
Share Price 52 Week Market Enterprise Net Rev. Gross EBITDA as % of Net Revenue EBITDA
Company Name 5/16/13 High Value
(a)
Value
(a)
CAGR Margin Margin Net Rev. 2013E 2014E 2013E 2014E
Warner Chilcott Plc (c) $15.01 68.7% $3,846 $7,238 (6.7%) 89.0% 56.7% 4.1% 3.1x 3.4x 6.1x 6.6x
Jazz Pharmaceuticals Plc (d) 58.32 97.2% 3,690 3,690 19.8% 86.5% 48.3% 3.1% 4.3x 3.6x 7.8x 6.3x
Cubist Pharmaceuticals Inc. (e) 48.63 97.6% 4,137 3,284 11.3% 75.2% 30.2% 30.0% 3.2x 2.9x 16.8x 14.0x
Questcor Pharmaceuticals Inc. 36.86 63.9% 2,350 2,215 19.0% 94.4% 58.5% 6.7% 3.4x 2.8x 6.3x 4.9x
Medicines Co. (e) 35.76 96.4% 2,427 2,175 16.2% 68.8% 17.4% 22.2% 3.2x 2.8x 23.2x 13.0x
Auxilium Pharmaceuticals Inc. (e,f) 15.05 54.7% 750 1,291 24.5% 76.9% 3.8% 15.1% 3.1x 2.7x 17.4x 10.7x
Pernix Therapeutics Holdings Inc. (g) 3.29 36.6% 124 140 4.5% 63.8% NM 4.7% 1.4x 1.2x NM 13.3x
High: 24.5% 94.4% 58.5% 30.0% 4.3x 3.6x 23.2x 14.0x
75th Percentile: 19.4% 87.7% 54.6% 18.7% 3.3x 3.1x 17.2x 13.2x
Mean: 12.7% 79.2% 35.8% 12.3% 3.1x 2.8x 12.9x 9.8x
Median: 16.2% 76.9% 39.3% 6.7% 3.2x 2.8x 12.3x 10.7x
25th Percentile: 7.9% 72.0% 20.6% 4.4% 3.1x 2.7x 6.7x 6.4x
Low: (6.7%) 63.8% 3.8% 3.1% 1.4x 1.2x 6.1x 4.9x
Cougar (Unaffected) 5.50 71.4% $150 $190 13.6% 59.7% 23.9% 3.7% 1.2x 1.2x 4.0x 4.6x
Note: Cougar unaffected price as of February 19, 2013. Financials per Cougar management  projections.  Net cash based on projected  6/30/13 cash balance, less Term Loan A.
Projected balance assumes conversion of Term Loan B (conversion  preference of $7.098 per share) and is adjusted  to exclude  $10mm Pertzye upfront payment

Precedent Transactions Analysis
($ in millions)
PROJECT COUGAR

Source:
Public filings, Mergermarket, Wall Street Research
Note: LTM multiples based upon most recently announced financials or annualized financials
Note: Forward multiples based upon estimated performance for the current calendar or fiscal year
APPENDIX
ANN. ENTERPRISE EV / LTM EV / FORWARD
BUYER TARGET DATE VALUE NET REVENUE EBITDA NET REVENUE EBITDA
Shionogi & Co. Ltd. Sciele Pharma Inc. 09/01/08 $1,263 3.1x 12.1x 3.0x 10.1x
Medicis Pharmaceutical Graceway Pharmaceuticals 11/18/11 455 3.0x 10.9x NA NA
Hisamitsu Pharmaceutical Co. Noven Pharmaceuticals 07/14/09 362 3.1x NM 3.2x 7.6x
Meda AB Alaven Pharmaceutical 08/30/10 350 3.2x 9.0x NA NA
Cougar EKR Therapeutics 05/14/12 150 2.6x NM NA NA
High: 3.2x 12.1x 3.2x 10.1x
75th Percentile: 3.1x 11.5x 3.1x 9.5x
Mean: 3.0x 10.6x 3.1x 8.9x
Median: 3.1x 10.9x 3.1x 8.9x
25th Percentile: 3.0x 9.9x 3.0x 8.3x
Low: 2.6x 9.0x 3.0x 7.6x